CELERITY SOLUTIONS, INC.

EXHIBIT 11.1

CELERITY SOLUTIONS, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                               (UNAUDITED)

                                                          Three Months Ended                     Six Months Ended
                                                    ---------------------------------------------------------------------
                                                             September 30                          September 30
                                                    ---------------------------------------------------------------------
Six Months Ended June 30                                1997              1996               1997              1996
                                                    ---------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE
Net Income (Loss)                                   $ (169,326)        $(1,026,772)       $1,504,386         $ (945,032)
Interest income from using the treasury
stock method                                                                                 170,528
                                                    ---------------------------------------------------------------------
Net Income                                          $ (169,326)        $(1,026,772)       $1,674,914         $ (945,032)
                                                    =====================================================================

Weighted average number of share
  outstanding during the three months                6,032,065           4,832,065         6,032,065          4,832,065
Incremental shares issuable pursuant
  to outstanding options and warrants                        *                   *           927,328                  *
                                                    ---------------------------------------------------------------------
Weighted average number of shares used in
the computation of net income per share              6,032,065           4,832,065         6,959,393          4,832,065
                                                    =====================================================================
Primary earning per common share                    $     (.03)        $      (.21)       $      .24         $     (.20)
                                                    =====================================================================

*Antidilutive

Fully diluted and primary net income per share for the six months ended September 30,1997 were not materially different.